OCCIDENTAL PETROLEUM CORPORATION ANNOUNCES RESULTS OF EARLY TENDERS IN ITS OFFERS TO EXCHANGE TWENTY-THREE SERIES OF NOTES ISSUED BY ANADARKO PETROLEUM CORPORATION, ANADARKO HOLDING COMPANY, ANADARKO FINANCE COMPANY AND KERR-MCGEE CORPORATION FOR OCCIDENTAL NOTES

HOUSTON, August 29, 2019 – Occidental Petroleum Corporation (“Occidental”) (NYSE: OXY) today announced that it has obtained the requisite consents applicable to each of the following series of notes to adopt certain proposed amendments (the “Proposed Amendments”) to the terms of the corresponding indentures governing such notes: (i) the 4.850% Senior Notes due 2021 issued by Anadarko Petroleum Corporation (“Anadarko”), (ii) the 3.450% Senior Notes due 2024 issued by Anadarko, (iii) the 6.950% Senior Notes due 2024 issued by Kerr-McGee Corporation (“Kerr-McGee”), (iv) the 5.550% Senior Notes due 2026 issued by Anadarko, (v) the 7.500% Debentures due 2026 issued by Anadarko Holding Company, as successor in interest to Union Pacific Resources Group Inc. (“Anadarko HoldCo”), (vi) the 7.000% Debentures due 2027 issued by Anadarko, (vii) the 7.125% Debentures due 2027 issued by Kerr-McGee, (viii) the 7.150% Debentures due 2028 issued by Anadarko HoldCo, (ix) the 6.625% Debentures due 2028 issued by Anadarko, (x) the 7.200% Debentures due 2029 issued by Anadarko, (xi) the 7.950% Debentures due 2029 issued by Anadarko HoldCo, (xii) the 7.500% Senior Notes due 2031 issued by Anadarko Finance Company (“Anadarko Finance”), (xiii) the 7.875% Senior Notes due 2031 issued by Kerr-McGee, (xiv) the 6.450% Senior Notes due 2036 issued by Anadarko, (xv) the Zero Coupon Senior Notes due 2036 issued by Anadarko, (xvi) the 7.950% Senior Notes due 2039 issued by Anadarko, (xvii) the 6.200% Senior Notes due 2040 issued by Anadarko, (xviii) the 4.500% Senior Notes due 2044 issued by Anadarko, (xix) the 6.600% Senior Notes due 2046 issued by Anadarko, (xx) the 7.730% Debentures due 2096 issued by Anadarko and (xxi) the 7.500% Debentures due 2096 issued by Anadarko HoldCo. As of 5:00 p.m., New York City time, on August 28, 2019 (the “Early Participation Date”), Occidental had not yet received the requisite consents to adopt the Proposed Amendments with respect to the 7.250% Debentures due 2025 issued by Anadarko and the 7.250% Debentures due 2096 issued by Anadarko (together, the “Extended Consent Revocation Deadline Old Notes”).

The results are based on early tenders in (i) the offers to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the 23 series of notes described in the table below (collectively, the “Old Notes”) for the new notes of a corresponding series to be issued by Occidental as described in the table below (collectively, the “Oxy Notes”) and cash and (ii) the related solicitation of consents (together with the offers to exchange, the “Exchange Offers”) being made by Occidental on behalf of Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee to adopt the Proposed Amendments to such indentures governing the Old Notes (the “Old Notes Indentures”).

Occidental today also announced that it is extending the deadline to receive the Early Participation Premium (as defined in the Prospectus (as defined below)) from 5:00 p.m., New York City time, on August 28, 2019 to 12:01 a.m., New York City time, on September 13, 2019, which is the same time as the Expiration Date (as defined below) for the Exchange Offers, unless further extended. Additionally, Occidental today announced that it has waived the condition to the Exchange Offers that it receives (i) the requisite consents to adopt the Proposed Amendments for all series of Old Notes at or by the Expiration Date and (ii) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the Old Notes of all series at or by the Expiration Date.

Solely with respect to the Extended Consent Revocation Deadline Old Notes, Occidental today also announced that it is extending the deadline to revoke consents to the Proposed Amendments to the applicable Old Notes Indentures (the “Consent Revocation Deadline”) from 5:00 p.m., New York City time, on August 28, 2019 to 12:01 a.m., New York City time, on September 13, 2019, which is the same time as the Expiration Date, unless further extended. The Consent Revocation Deadline for all other series of Old Notes has not been extended and occurred on 5:00 p.m., New York City time, on August 28, 2019.  As a result, a valid withdrawal of Old Notes (other than the Extended Consent Revocation Deadline Old Notes) after the Consent Revocation Deadline will not be deemed a revocation of the related consents, and such consents will continue to be deemed delivered.

Except as described in this press release, no changes have been made to the terms and conditions of the Exchange Offers, which are set forth in a Registration Statement on Form S-4, which was filed with the Securities and Exchange Commission (“SEC”) on August 1, 2019, as amended by Amendment No. 1 thereto filed with the SEC on August 13, 2019 (the “Registration Statement”), and was declared effective on August 15, 2019.

With respect to all Old Notes other than the Extended Consent Revocation Deadline Old Notes, Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee will promptly execute supplemental indentures to the applicable Old Notes Indentures that contain the Proposed Amendments, which supplemental indentures shall become operative only upon the completion and settlement of the Exchange Offers, with the result that the Proposed Amendments effected by such supplemental indentures shall not become effective if the Exchange Offers are terminated or withdrawn prior to completion or settlement. The Exchange Offers commenced on August 15, 2019 and expire at 12:01 a.m., New York City time, on September 13, 2019, unless extended or terminated (the “Expiration Date”). The settlement is anticipated to occur promptly after the Expiration Date. The consummation of the Exchange Offers is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions set forth in Occidental’s prospectus, dated as of August 15, 2019 (the “Prospectus”), as amended by this press release.

As of the Early Participation Date, the principal amounts of Old Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly delivered and not validly revoked):

Aggregate Principal Amount	Title of Series of Old Notes	Issuer	CUSIP/ISIN No.	Title of Series of Oxy Notes	Total Consideration(1)(2)		Old Notes Tendered at the Early Participation Date
					Oxy Notes (principal amount)	Cash	Aggregate Principal Amount	Percentage
$677,035,000	4.850% Senior Notes due 2021	Anadarko	032511BM8 / US032511BM81	4.850% Senior Notes due 2021	$1,000	$1.00	$645,688,000	95.37%
$247,965,000	3.450% Senior Notes due 2024	Anadarko	032511BJ5 / US032511BJ52	3.450% Senior Notes due 2024	$1,000	$1.00	$159,776,000	64.43%
$650,000,000	6.950% Senior Notes due 2024	Kerr-McGee	492386AU1 / US492386AU15	6.950% Senior Notes due 2024	$1,000	$1.00	$578,487,000	89.00%
$310,000	7.250% Debentures due 2025	Anadarko	032511AH0 / US032511AH06	7.250% Debentures due 2025	$1,000	$1.00	$25,000	8.06%
$1,100,000,000	5.550% Senior Notes due 2026	Anadarko	032511BN6 / US032511BN64	5.550% Senior Notes due 2026	$1,000	$1.00	$1,083,264,000	98.48%
$111,856,000	7.500% Debentures due 2026	Anadarko HoldCo	907834AB1 / US907834AB13	7.500% Debentures due 2026	$1,000	$1.00	$87,909,000	78.59%
$47,750,000	7.000% Debentures due 2027	Anadarko	032511AL1 / US032511AL18	7.000% Debentures due 2027	$1,000	$1.00	$29,792,000	62.39%
$150,000,000	7.125% Debentures due 2027	Kerr-McGee	492386AK3 / US492386AK33	7.125% Debentures due 2027	$1,000	$1.00	$120,633,000	80.42%
$235,133,000	7.150% Debentures due 2028	Anadarko HoldCo	907834AG0 / US907834AG00	7.150% Debentures due 2028	$1,000	$1.00	$223,806,000	95.18%
$14,153,000	6.625% Debentures due 2028	Anadarko	032511AM9 / US032511AM90	6.625% Debentures due 2028	$1,000	$1.00	$13,816,000	97.62%
$135,005,000	7.200% Debentures due 2029	Anadarko	032511AN7 / US032511AN73	7.200% Debentures due 2029	$1,000	$1.00	$120,811,000	89.49%
$116,275,000	7.950% Debentures due 2029	Anadarko HoldCo	907834AJ4 / US907834AJ49	7.950% Debentures due 2029	$1,000	$1.00	$80,625,000	69.34%
$900,000,000	7.500% Senior Notes due 2031	Anadarko Finance	032479AD9 / US032479AD91	7.500% Senior Notes due 2031	$1,000	$1.00	$869,240,000	96.58%
$500,000,000	7.875% Senior Notes due 2031	Kerr-McGee	492386AT4 / US492386AT42	7.875% Senior Notes due 2031	$1,000	$1.00	$481,096,000	96.22%
$1,750,000,000	6.450% Senior Notes due 2036	Anadarko	032511AY3 / US032511AY39	6.450% Senior Notes due 2036	$1,000	$1.00	$1,730,434,000	98.88%
$2,270,600,000 (3)	Zero Coupon Senior Notes due 2036 (the “Zero Coupon Notes”)	Anadarko	032511BB2 / US032511BB27	Zero Coupon Senior Notes due 2036	$1,000	$1.00	$2,270,292,000	99.99%
$325,000,000	7.950% Senior Notes due 2039	Anadarko	032511BG1 / US032511BG14	7.950% Senior Notes due 2039	$1,000	$1.00	$320,767,000	98.70%
$750,000,000	6.200% Senior Notes due 2040	Anadarko	032510AC3 / US032510AC36	6.200% Senior Notes due 2040	$1,000	$1.00	$736,896,000	98.25%
$625,000,000	4.500% Senior Notes due 2044	Anadarko	032511BK2 / US032511BK26	4.500% Senior Notes due 2044	$1,000	$1.00	$623,117,000	99.70%
$1,100,000,000	6.600% Senior Notes due 2046	Anadarko	032511BP1 / US032511BP13	6.600% Senior Notes due 2046	$1,000	$1.00	$1,099,016,000	99.91%
$48,800,000	7.250% Debentures due 2096	Anadarko	032511AK3 / US032511AK35	7.250% Debentures due 2096	$1,000	$1.00	$3,770,000	7.73%
$60,500,000	7.730% Debentures due 2096	Anadarko	032511AJ6 / US032511AJ61	7.730% Debentures due 2096	$1,000	$1.00	$44,794,000	74.04%
$77,970,000	7.500% Debentures due 2096	Anadarko HoldCo	907834AC9 / US907834AC95	7.500% Debentures due 2096	$1,000	$1.00	$59,783,000	76.67%

(1)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted for exchange. No additional payment will be made for a holder’s consent to the Proposed Amendments.
(2)	The term “Oxy Notes” in this column refers, in each case, to the series of Oxy Notes corresponding to the series of Old Notes of like tenor and coupon.
(3)
Aggregate principal amount at maturity. The accreted amount as of September 18, 2019, the anticipated settlement date of the applicable exchange offer, will be approximately $413,739.22 per $1,000,000 aggregate principal amount at maturity of Zero Coupon Notes. Except where otherwise indicated, the term “aggregate principal amount,” when used in reference to the Zero Coupon Notes, refers to the accreted amount as of the anticipated settlement date.

Questions concerning the terms of the Exchange Offers should be directed to the following joint lead dealer managers:

BofA Merrill Lynch	Citigroup	J.P. Morgan	Wells Fargo Securities
214 North Tryon Street, 14th Floor	388 Greenwich Street, 7th Floor	383 Madison Avenue	555 South Tryon Street
Charlotte, North Carolina 28255	New York, New York 10013	New York, New York 10179	Charlotte, North Carolina 28202
Attention: Liability Management Group	Attention: Liability Management Group	Attention: Liability Management Group	Attention: Liability Management Group
Collect: (980) 683-3215	Collect: (212) 723-6106	Collect: (212) 834-3424	Collect: (704) 410-4756
Toll-Free: (888) 292-0070	Toll-Free: (800) 558-3745	Toll-Free: (866) 834-4666	Toll-Free: (866) 309-6316

Questions concerning tender procedures for the Old Notes and requests for additional copies of the Prospectus and the Letter of Transmittal should be directed to the following exchange agent and information agent:

Global Bondholder Services Corporation
By Facsimile (Eligible Institutions Only): (212) 430-3775	By E-Mail: contact@gbsc-usa.com	By Mail or Hand: 65 Broadway—Suite 404 New York, New York 10006	Banks and Brokers (Collect): (212) 430-3774	All Others (Toll Free): (866) 470-3900
The Exchange Offers are being made pursuant to the terms and conditions set forth in the Prospectus, which forms a part of the Registration Statement, as amended as described in this press release, and the related Letter of Transmittal and Consent (the “Letter of Transmittal”).  Tenders of Old Notes in connection with any of the Exchange Offers may be withdrawn at any time prior to the Expiration Date of the applicable Exchange Offer.  Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless Occidental is otherwise required by law to permit withdrawal.  Occidental may terminate or withdraw the Exchange Offers at any time for any reason.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein and is also not a solicitation of the related consents.  The Exchange Offers may be made solely pursuant to the terms and conditions of the Prospectus, the Letter of Transmittal and the other related materials.  The Exchange Offers are not being made in any state or jurisdiction in which such offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form (attached as Annex A to the Letter of Transmittal).

Any holder of the Old Notes located in any Member State of the EEA that is a retail investor will not be able to participate in the Exchange Offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (ii) of Article 4(1) Directive (EU) 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Directive.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as the expected timing of completion of the Exchange Offers. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure make any filing or take other action required to consummate such transaction in a timely matter or at all.

Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2018, and in Occidental’s other filings with the SEC. Additional factors related to the Exchange Offers appear in the Registration Statement.

Contacts
Media:
Melissa E. Schoeb
Vice President, Corporate Affairs
713-366-5615

Investor:
Jeff Alvarez
Vice President, Investor Relations
713-215-7864